UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2024

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously announced, the management team of CVRx, Inc. (the “Company”) will present at the William Blair 44th Annual Growth Stock Conference today, June 5, 2024, at 8:40 a.m. Central Time. A live webcast of the conference presentation will be available online at the investor relations page of the Company’s website at ir.cvrx.com.

At the conference, the Company intends to reaffirm full year 2024 guidance previously provided in the Company’s first quarter 2024 earnings release, as follows, and will also discuss second quarter 2024 developments.

Business Outlook (reaffirmed as of June 5, 2024)

For the full year of 2024, the Company continues to expect:

•	Total revenue between $50.0 million and $53.0 million;

•	Gross margin between 83.0% and 85.0%; and

•	Operating expenses between $92.0 million and $98.0 million.

For the second quarter of 2024, the Company continues to expect to report total revenue between $11.3 million and $12.3 million.

The information contained in this Item 7.01 is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including statements regarding our future financial performance (including our financial guidance regarding full year and second quarter 2024 results), our anticipated growth strategies, anticipated trends in our industry, our business prospects and our opportunities. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “outlook,” “guidance,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

The forward-looking statements in this Current Report on Form 8-K are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our history of significant losses, which we expect to continue; our limited history operating as a commercial company and our dependence on a single product, Barostim; our limited commercial sales experience marketing and selling Barostim; our ability to demonstrate to physicians and patients the merits of our Barostim; any failure by third-party payors to provide adequate coverage and reimbursement for the use of Barostim; our competitors’ success in developing and marketing products that are safer, more effective, less costly, easier to use or otherwise more attractive than Barostim NEO; any failure to receive access to hospitals; our dependence upon third-party manufacturers and suppliers, and in some cases a limited number of suppliers; a pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide; product liability claims; future lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming and ultimately unsuccessful; any failure to retain our key executives or recruit and hire new employees; impacts on adoption and regulatory approvals resulting from additional long-term clinical data about our product; and other important factors that could cause actual results, performance or achievements to differ materially from those that are found in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: June 5, 2024	By:	/s/ Jared Oasheim
Name: Jared Oasheim
Its: Chief Financial Officer